Exhibit 99

News Release NYSE: MYE
Contact(s):
Donald A. Merril, Chief Financial Officer
(330) 253-5592
Max Barton, Director, Investor Relations
(330) 761-6106
Myers Industries Reports 2007 Fourth Quarter & Full Year Results
FOR IMMEDIATE RELEASE: February 29, 2008, Akron, Ohio— Myers Industries, Inc. (NYSE: MYE) today reports results for the fourth quarter and year ended December 31, 2007. Performance highlights from continuing operations include:
•	Net sales for the fourth quarter increased 20 percent to $232.8 million compared to $194.3 million in the fourth quarter of 2006. For the year, net sales increased 18 percent to $918.8 million compared to $780.0 million in 2006. Net sales include contributions from acquisitions, as discussed below, of $46.4 million and $179.0 million for the fourth quarter and full year, respectively.

•	Income before taxes for the fourth quarter, including special items detailed below, was $27.5 million, an increase of 157 percent compared to $10.7 million in the fourth quarter of 2006. For the year, income before taxes was $57.1 million, an increase of 27 percent compared to $45.1 in 2006.

•	Net income for the fourth quarter increased 149 percent to $18.2 million compared to $7.3 million in the fourth quarter of 2006. For the year, net income increased 29 percent to $36.9 million compared to $28.7 million in 2006.

•	Net income per basic and diluted share for the fourth quarter increased 148 percent to $0.52 compared to $0.21 in the fourth quarter of 2006. For the year, net income per share increased 28 percent to $1.05 compared to $0.82 in 2006.

•	Special pre-tax items for the 2007 fourth quarter and full year include:
1)	non-operational income in the fourth quarter of $26.8 million ($35.0 million, net of related expenses) from payment by GS Capital Partners (GSCP) related to the Company’s proposed merger transaction;

2)	restructuring and severance expenses and purchase accounting adjustments aggregating approximately $2.2 million and $9.5 million for the quarter and year, respectively;

3)	merger expenses of approximately $1.4 million and $4.7 million for the quarter and year, respectively; and

4)	for the full year, foreign currency transaction losses of approximately $4.7 million.
•	Strong operating cash flow exceeded expectations and enabled debt reduction of $30.6 million, in addition to funding two strategic acquisitions.
Commenting on 2007 results, President and Chief Executive Officer John C. Orr said, “We started 2007 with major strategic initiatives and delivered improvements on several fronts, including strong sales and income in our Material Handling Segment. Our cash generation and debt reduction performance are particularly notable in this economic environment.” “We continue to drive the Company’s transformation through our Strategic Business Evolution (SBE) plan to overcome the challenging economic environment and raw material cost inflation, while keeping us on track for long-term, profitable growth.”

1293 South Main Street • Akron, Ohio 44301 • (330) 2535592 • Fax: (330) 7616156	NYSE/MYE

In 2007, major initiatives under the SBE included two strategic acquisitions and related integration activities; divesting non-strategic European businesses; completing four plant consolidations; and continuing expense control, productivity and streamlining programs across the Company’s business segments. In addition, the Board of Directors entered into a proposed public-to-private merger transaction with GS Capital Partners, the agreement for which was extended to April 30, 2008, as detailed in the Company’s December 10, 2007 news release.
Consolidated Results from Continuing Operations — 2007 Fourth Quarter & Full Year:
$Millions

	Fourth Quarter Ended December 31			Year Ended December 31
Results from Continuing Operations:	2007	2006	%Change	2007	2006	%Change
Net Sales $	232.8	$194.3	20%	$918.8	$780.0	18%
Income Before Taxes $	27.5	$10.7	157%	$57.1	$45.1	27%
Net Income $	18.2	$7.3	149%	$36.9	$28.7	29%
Net Income Per Share $	0.52	$0.21	148%	$1.05	$0.82	28%

Net sales during the fourth quarter and full year of 2007 benefited primarily from acquisitions and the Company’s focus on pricing, product mix and sales channel development to lessen the impact of soft market conditions. Net sales in the fourth quarter of 2007 include net sales of approximately $40.8 million from the acquisition of ITML Horticultural Products (ITML), which was completed in January 2007, and net sales of approximately $5.6 million from the acquisition of material handling products and assets from Schoeller Arca Systems, Inc. North America (SAS), which was completed in March 2007. For the full year of 2007, net sales include approximately $151.0 million from ITML and $28.0 million from SAS.
In addition to non-operational income in the fourth quarter of $26.8 million ($35.0 million, net of related expenses) from GSCP’s payment related to the proposed merger transaction, income before taxes for the 2007 fourth quarter and full year included the following special pre-tax items:
1)	restructuring and severance expenses and purchase accounting adjustments aggregating approximately $2.2 million in the fourth quarter and $9.5 million for the full year;

2)	expenses related to the Company’s proposed merger transaction of approximately $1.4 million in the fourth quarter and $4.7 million for the full year; and

3)	foreign currency transaction losses of approximately $4.7 million for the year, related to the strength of Canadian currency compared with U.S. currency. Foreign currency transaction effects were not material in the fourth quarter of 2007.
The Company’s initiatives during the quarter and year with pricing, cost control and streamlining programs were offset by lower volumes due to economic softness, higher raw material costs and the impact of special operating items detailed above. Excluding the special items, income before taxes for the fourth quarter and year ended December 31, 2007 was $4.3 million and $49.2 million, respectively, compared to $10.7 million and $45.1 million, respectively, in 2006.

Raw Material Prices
     For the 2007 fourth quarter and full year, prices for high-density polyethylene (HDPE) resin were approximately 23 percent higher on average compared to the fourth quarter of 2006 and relatively flat on a full year comparison. Prices for polypropylene (PP) resin were approximately 20 percent higher on average compared to the fourth quarter of 2006, and approximately 5 percent higher on average for the full year.
Business Segment Results — 2007 Fourth Quarter & Full Year:
Lawn and Garden Segment
$Millions

	Fourth Quarter Ended December 31			Year Ended December 31
	2007	2006	%Change	2007	2006	%Change
Net Sales	$76.0	$40.5	88%	$300.9	$160.2		88%
Income (Loss) Before Taxes	$(4.3)	$1.6	—	$0.9	$8.1	-	89%

Net sales in the Lawn and Garden Segment for the 2007 fourth quarter and full year include net sales of approximately $40.8 million and $151.0 million, respectively, from the acquisition of ITML. Sales performance in the 2007 fourth quarter and full year was affected by extremely unfavorable weather conditions including drought, heat and wildfires across the United States, the weakness in the housing market, as well as the lingering results of timing shifts in grower purchases and grower supply chain adjustments to retail merchandising programs.
The key factors influencing profitability in this segment for the 2007 fourth quarter and year were:
1)	restructuring expenses and ITML purchase accounting adjustments totaling $1.6 million and $5.6 million for the fourth quarter and year, respectively;

2)	foreign currency transaction losses of $4.7 million for the full year (foreign currency transaction effects were not material in the fourth quarter of 2007); and

3)	significantly higher raw material costs in the fourth quarter of 2007.
These factors more than offset pricing to recover raw material cost inflation, ongoing productivity initiatives and expense controls.
“The weather and market dynamics were challenging throughout 2007,” said Orr, “and increasingly so in the fourth quarter with rising polypropylene and polyethylene raw material costs. However, as one of the industry leaders we are well positioned to further align our capabilities to effectively meet the external challenges and changing needs in this industry.”
North American Material Handling Segment
$Millions

	Fourth Quarter Ended December 31			Year Ended December 31
	2007	2006	%Change	2007	2006	%Change
Net Sales	$70.3	$58.2	21%	$267.2	$240.1	11%
Income Before Taxes	$9.1	$9.5	-4%	$40.3	$34.9	15%

Net sales in the North American Material Handling Segment for the 2007 fourth quarter and full year include net sales of approximately $5.6 million and $28.0 million, respectively, from the SAS acquisition. Net sales in the 2007 fourth quarter and year benefited from a favorable product mix of reusable container systems across diverse markets, the integration of new SAS bulk container products and pricing to recover raw material cost increases. These factors helped to offset the softness in areas of industrial and manufacturing markets.
The key factors influencing profitability in this segment for the 2007 fourth quarter and year were:
1)	restructuring expenses of $0.5 million in the fourth quarter and restructuring and severance expenses of $4.0 million for the year, related to plant consolidation and streamlining; and

2)	significantly higher raw material costs in the fourth quarter of 2007. For the 2007 fourth quarter and year, favorable product mix, selling price improvements and productivity gains all helped to mitigate the impact of restructuring and higher raw material costs.
Distribution Segment
$Millions

	Fourth Quarter Ended December 31				Year Ended December 31
	2007	2006	%Change		2007	2006	%Change
Net Sales	$54.1	$50.0		8%	$203.2	$197.3		3%
Income Before Taxes	$4.9	$6.1	-	20%	$20.5	$22.2	-	8%

Sales performance in the Distribution Segment for the 2007 fourth quarter and full year improved despite softness in tire service and retread markets; higher fuel prices; lower freight carriage; and the downturn in housing construction, which impacts repair demand for heavy equipment tires.
The key factors influencing profitability in this segment for the 2007 fourth quarter and year were:
     1) slightly unfavorable product mix in the second half of the year; and
     2) expenses from strategic investments in personnel and technology for long-term growth.
Automotive and Custom Segment
$Millions

	Fourth Quarter Ended December 31			Year Ended December 31
	2007	2006	%Change	2007	2006	%Change
Net Sales	$39.6	$50.1	-21%	$170.9	$204.7	-17%
Income Before Taxes	$1.5	$2.0	-25%	$9.0	$14.0	-36%

Sales performance in the Automotive and Custom Segment for the 2007 fourth quarter and full year was impacted by weakness in the automotive and heavy truck markets and the downturn in housing construction. These factors were partially offset by gains made in the agriculture vehicle, recreational vehicle and marine markets, which supports the Company’s strategy for select exposure in the automotive sector and targeting of higher-value niche markets.
The key factors influencing profitability in this segment for the 2007 fourth quarter and year were:
1)	reduced volume from weak markets and the Company’s exit from non-strategic markets; and

2)	restructuring expenses of $0.7 million over the course of the year, including $0.1 million in the fourth quarter, primarily for headcount reductions related to plant consolidation.
     These factors more than offset the Company’s continued gains in this segment with new sales channels, expense controls, synergy programs and pricing to offset raw material cost increases.
Summary & Company Outlook
     While 2007 was challenging, it was a period of continued transformation and evolution for Myers Industries, and the Company initiated and completed major strategic activities that will enable future growth opportunities. For 2008, management remains cautiously optimistic, despite current economic weakness in the U.S. The Company has a sound growth strategy and strong fundamentals within its key businesses.
     The Company will continue to invest in strategic growth initiatives to ensure competitive positioning and value generation. These initiatives include heightened innovation and technology applications; strategic acquisitions; exploring divestiture of non-strategic businesses; and maximizing cash flow by recovering raw material costs, controlling expenses and improving productivity. Management believes that attention to these actions, along with the Company’s diversity, will balance the near-term needs of the business and drive long-term, profitable growth.
About Myers Industries
     Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest wholesale distributor of tools, equipment, and supplies for the tire, wheel, and undervehicle service industry in the U.S. Visit www.myersind.com to learn more.

MYERS INDUSTRIES, INC.
CONDENSED STATEMENTS OF INCOME

	Quarter Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net Sales	$232,780,148	$194,329,905	$918,792,960	$779,984,388
Cost of Sales	180,474,178	142,570,728	683,107,307	572,438,757

Gross Profit	52,305,970	51,759,177	235,685,653	207,545,631

Selling, General and
Administrative Expenses	48,001,639	37,427,497	189,884,253	146,623,067

Operating Income	4,304,331	14,331,680	45,801,400	60,922,564

Other Income (1)	26,750,000	—	26,750,000	—

Interest Expense, Net	3,567,793	3,675,174	15,500,269	15,848,420

Income from Continuing Operations Before Income Taxes	27,486,538	10,656,506	57,051,131	45,074,144

Income Taxes	9,294,001	3,325,142	20,103,000	16,363,613

Net Income from Continuing Operations	18,192,537	7,331,364	36,948,131	28,710,531

Income (Loss) from Discontinued Operations, Net of Tax	—	3,368,699	17,787,645	(101,134,686)

Net Income (Loss)	$18,192,537	$10,700,063	$54,735,776	$(72,424,155)

Net Income (Loss) Per Basic & Diluted Common Share

Continuing Operations	$0.52	$0.21	$1.05	$0.82

Discontinued Operations	0.00	0.10	0.51	(2.89)

Net Income (Loss) Per Share	$0.52	$0.31	$1.56	$(2.07)

Weighted Average Common
Shares Outstanding	35,176,145	35,059,483	35,140,581	34,978,269

NOTE:
(1): A non-operating income gain of $26.8 million ($35.0 million, net of related expenses) was recognized during the fourth quarter of 2007. This income resulted from payment by GS Capital Partners (GSCP) of the previously agreed upon $35.0 million transaction fee. GSCP requested an extension of the merger agreement to April 30, 2008, which was approved by the Company’s Board of Directors.
About the 2007 Fourth Quarter and Full Year Financial Results : The data herein is unaudited and reflects our current best estimates and may be revised as a result of management’s further review of our results for the quarter and year ended December 31, 2007. During the course of the preparation of our final consolidated financial statements and related notes, we may identify items that would require us to make material adjustments to the preliminary financial information presented above.
Caution on Forward-Looking Statements: Statements in this release may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking.” Words such as “expect,” “believe,” “project,” “plan,” “anticipate,” “intend,” “objective,” “goal,” “view,” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control, that could cause actual results to materially differ from those expressed or implied. Factors include, but are not limited to: changes in the markets for the Company’s business segments; changes in trends and demands in the industries in which the Company competes; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; raw material availability, increases in raw material costs, or other production costs; future economic and financial conditions in the United States and around the world; the Company’s ability to execute the components of its Strategic Business Evolution process; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein, which speak only as of the date made.
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